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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-139831) on Form S-1 of our report dated December 13, 2006, relating to the consolidated financial statements and consolidated financial statement schedule of Aviza Technology, Inc., included in the Annual Report on Form 10-K of Aviza Technology, Inc. for the year ended September 29, 2006, and to the use of our report dated December 13, 2006, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

San Jose, California
February 6, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM